Exhibit 10.1

AMENDMENT TO THE

2013 EQUITY INCENTIVE AWARD PLAN

OF PRICESMART, INC.

This Amendment to the PriceSmart, Inc. 2013 Equity Award Plan (the “Plan”), is effective as of November 9, 2017.

1.Section 8.6 of the Plan is hereby amended by deleting it in its entirety.

2. Except as expressly amended hereby, the Plan shall remain in full force and effect.

[Signature page follows]

IN WITNESS WHEREOF, the Executive Vice President, General Counsel and Secretary of PriceSmart, Inc. has duly executed this Amendment to be effective as of November 9, 2017.

PRICESMART, INC.

By:	/s/ Francisco Velasco
Name:	Francisco Velasco
Title:	Executive Vice President, General Counsel
and Secretary